Exhibit 99.1

JMP Group Reports First Quarter 2015 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 24, 2015--JMP Group LLC (NYSE:JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2015.

  On January 1, 2015, JMP Group completed a corporate restructuring transaction whereby it converted from a C-corporation (JMP Group Inc.) to a publicly traded partnership (JMP Group LLC); in its first quarter under the new structure, the company made three cash distributions totaling $0.105 per share, an increase of 50% from the dividend of $0.07 per share paid in the fourth quarter of 2014.
  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $37.6 million, a decrease of 14.2% from $43.8 million for the first quarter of 2014. For more information on adjusted net revenues, including a reconciliation to net revenues, see the section below titled “Non-GAAP Financial Measures.”
  Operating net income was $5.1 million, or $0.23 per diluted share, an increase of 17.1% from $4.4 million, or $0.19 per share, for the first quarter of 2014. For more information on operating net income, including a reconciliation to net income attributable to JMP Group, see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues under generally accepted accounting principles, or GAAP, were $41.0 million, compared to $37.7 million for the first quarter of 2014.
  The net loss attributable to JMP Group on a GAAP basis was $1.9 million, or $0.09 per diluted share, compared to net income of $4.0 million, or $0.17 per share, for the first quarter of 2014. Excluding a one-time tax liability of $0.31 per share for recognizing previously unrealized gains in the transfer of CLO securities and hedge fund limited partnership interests to the new holding company as part of JMP Group’s corporate restructuring, GAAP net income would have been $0.22 per share for the first quarter of 2015.

“JMP Group got off to a good start in 2015, with operating earnings per share increasing 21% year over year to $0.23 in our first quarter as a publicly traded partnership,” said Chairman and Chief Executive Officer Joe Jolson. “Excluding net investment income and corporate costs, our fully-taxed operating subsidiaries earned a solid $0.14 per share, an increase of 27% from the previous quarter but a decrease of 22% from the first quarter of last year, when JMP Securities produced record results. Our return on equity improved to 15.6% for the quarter, though our book value per share fell slightly to $6.14 per share, due to a one-time tax liability related to our restructuring transaction.

“For the first quarter, we paid out roughly 45% of our operating EPS in cash distributions, increasing the payout ratio from 35% in the fourth quarter of last year. We recently increased our quarterly distribution to $0.111 per share, declaring three monthly cash distributions of $0.037 per share for the second quarter, representing an increase of 122% from the dividend paid in the second quarter of 2014, when the company was a C-corporation. We continue to anticipate that our payout ratio will be between 50% and 70% of operating earnings this year, compared to approximately 30% in 2014. The upper end of that range could take the form of one or more special distributions based on our actual investment income as the year progresses.”

Segment Results of Operations
At JMP Securities, the broker-dealer segment, adjusted net revenues were $26.8 million, a decrease of 16.0% from $31.8 million for the first quarter of 2014. The broker-dealer segment’s operating margin on adjusted net revenues was 17.0%, compared to 10.8% for the prior quarter and 20.5% for the first quarter of 2014.

At Harvest Capital Strategies, the asset management segment, adjusted net revenues of $5.0 million decreased 19.5% from $6.2 million for the first quarter of 2014. JMP Group’s return on its capital invested in hedge funds managed by Harvest Capital Strategies was 1.8% for the quarter.

At JMP Credit Advisors, the corporate credit management segment, adjusted net revenues totaled $1.4 million, an increase of 29.1% from $1.1 million for the first quarter of 2014.

A summary of JMP Group’s operating net income per share by segment for the quarter ended March 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
Broker-dealer	$0.13	$0.07	$0.18
Asset management	0.01	0.04	0.00
Corporate credit management	0.01	0.00	0.00
Operating platform EPS	0.14	0.11	0.18
Net corporate income	0.09	0.09	0.01
Operating EPS (diluted)	$0.23	$0.20	$0.19

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking
Investment banking revenues were $20.7 million, a decrease of 17.4% from $25.1 million for the first quarter of 2014.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended
	Mar. 31, 2015		Dec. 31, 2014		Mar. 31, 2014
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues
Public equity	34	$16,595	27	$10,714	33	$19,521
Debt and convertible securities	5	857	5	1,670	6	1,571
Private capital markets and other	1	547	2	1,685	1	698
Strategic advisory	4	2,695	2	1,824	3	3,263
Total	44	$20,694	36	$15,893	43	$25,053

Brokerage
Net brokerage revenues were $6.1 million, a decrease of 8.9% from $6.7 million for the first quarter of 2014.

Asset Management
Asset management-related fee revenues were $4.9 million, a decrease of 19.9% from $6.1 million for the first quarter of 2014. For more information on asset management-related fee revenues, see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at March 31, 2015, totaled $2.0 billion, including $0.9 billion of funds managed by Harvest Capital Strategies and HCAP Advisors and $1.1 billion par value of loans and cash managed by JMP Credit Advisors. Client assets under management were $2.1 billion at December 31, 2014, and $1.8 billion at March 31, 2014. Including sponsored funds in which Harvest Capital Strategies owns an economic interest, client assets under management totaled $2.5 billion at March 31, 2015.

At March 31, 2015, private capital, including corporate credit, small business lending, venture capital and real estate-related advisory services, represented 63.0% of client assets under management, including sponsored funds.

Principal Transactions
Principal transactions generated net realized and unrealized gains of $3.7 million, compared to net realized and unrealized losses of $3.7 million for the quarter ended March 31, 2014.

A summary of the company’s principal transaction revenues for the quarter ended March 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
Hedge fund investments	$1,313	$1,366	$1,707
Investment in Harvest Capital Credit Corporation	999	(1,129)	(163)
Investment in Harvest Growth Capital funds	(22)	438	(302)
Other principal investments	1,454	491	344
Principal transaction revenues before non-controlling interests	3,744	1,166	1,586
Non-controlling interests – Harvest Growth Capital funds	-	10,963	(5,279)
Total principal transaction revenues	$3,744	$12,129	($3,693)

Due to Harvest Capital Strategies’ role as the manager and managing member of Harvest Growth Capital and Harvest Growth Capital II, GAAP previously required that JMP Group consolidate the two venture capital funds, despite the company’s very limited ownership of each one. Following a recent amendment to GAAP standards regarding consolidation, JMP Group no longer consolidates the funds; the company elected to adopt the new standards early, as they are not effective until 2016. In the table above, principal transaction revenues before non-controlling interests are presented so that all periods are comparable. Total principal transaction revenues, while not comparable across periods due to the recently revised accounting standards, reflect GAAP for each of the periods shown.

Collateralized Loan Obligations
The net return on invested capital managed by JMP Credit Advisors was 4.6%, compared to 4.3% for the quarter ended March 31, 2014.

At March 31, 2015, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $12.1 million, or 1.2% of gross performing loans outstanding at JMP Credit. At March 31, 2014, such discounts and reserves equaled $9.1 million, or 1.2% of gross performing loans outstanding. There were no impaired loans at either March 31, 2015, or March 31, 2014.

The net loan loss provision for the quarter totaled $0.1 million, and at March 31, 2015, general loan loss reserves equaled 0.4% of gross performing loans at JMP Credit.

Net Interest Income
Net interest income was $5.5 million, compared to $3.8 million for the first quarter of 2014.

Expenses

Compensation and Benefits
Compensation and benefits expense was $27.1 million, compared to $31.4 million for the first quarter of 2014. With regard to annually awarded compensation, a concept which excludes amortization expense from share-based awards but accelerates and recognizes the cost of net deferred compensation related to the period, compensation and benefits expense was 66.1% of adjusted net revenues, compared to 69.3% for the first quarter of 2014. Further excluding compensation expense related to strategic initiatives and hedge fund incentive fees, the compensation ratio was 66.0%, in line with 66.0% for the first quarter of 2014. For more information on compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense
Non-compensation expense was $6.9 million, compared to $6.5 million for the first quarter of 2014.

Personnel
At March 31, 2015, the company had 233 full-time employees, compared to 235 at December 31, 2014, and 232 at March 31, 2014.

Non-GAAP Financial Measures
In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more a meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue
Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income, and other revenues eliminated upon the consolidation of Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iv) excludes non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II (prior to the early adoption of a new GAAP consolidation standard as of January 1, 2015), (v) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (vi) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and, as a result of its ownership, JMP Group consolidated the two funds and eliminated the fees in consolidation until adopting an amended GAAP standard as of January 1, 2015; presenting these fees in prior periods as though Harvest Growth Capital and Harvest Growth Capital II were deconsolidated presented the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions;
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; JMP Group consolidated the two funds under GAAP until January 1, 2015, when an amended GAAP standard no longer required consolidation; in prior periods, unrealized gains and losses that did not accrue to the company were reversed; and
  unrealized mark-to-market gains or losses on investments in the company’s hedge funds that are made on behalf of employees who opt for such investments under the terms of their deferred compensation agreements; any gains or losses will accrue to the individual employee once the deferred compensation is released to that individual.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter ended March 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014

Revenues:
Non-interest revenues	$35,518	$47,665	$34,397
Net interest income	5,489	4,737	3,760
Loan loss (provision)/credit	(57)	1,229	(497)
Total net revenues	40,950	53,631	37,660

Add back/(subtract):
General loan loss provision/(credit) – collateralized loan obligations	91	(487)	545
Net unrealized (gain)/loss on strategic equity investments and warrants	(1,020)	1,073	174
Non-controlling interests – Harvest Growth Capital funds	-	(10,675)	5,675
Non-controlling interests – other revenues	(2,619)	(1,805)	(189)
Unrealized mark-to-market loss/(gain) – deferred compensation	195	(321)	(70)

Adjusted net revenues	$37,597	$41,416	$43,795

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues
Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, until January 1, 2015, JMP Group consolidated Harvest Growth Capital and Harvest Growth Capital II in accordance with GAAP; for prior periods, asset management fees generated by the two funds were included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter ended March 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014

Base management fees:
Fees reported as asset management fees	$3,710	$ 3,576	$2,984
Fees earned at Harvest Growth Capital and Harvest Growth Capital II	-	281	378
Less: Non-controlling interest in HCAP Advisors	(300)	(267)	(191)
Total base management fees	3,410	3,590	3,171

Incentive fees:
Fees reported as asset management fees	952	7,013	2,561
Less: Non-controlling interest in HCAP Advisors	(194)	(558)	175
Total incentive fees	758	6,455	2,736

Other fee income:
Total fundraising and other fees	740	1,769	222

Asset management-related fee revenues	$4,908	$ 11,814	$6,129

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Compensation Ratio
A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As utilized by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that employs adjusted net revenues as the denominator in its calculation. Furthermore, this ratio adjusts the financial impact of certain compensation-related and transaction-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to stock-based awards, deferred compensation and non-controlling interests (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented). The adjusted compensation ratio is further adjusted by excluding compensation paid to employees hired in connection with JMP Group’s strategic investments in new business initiatives. In addition, the company presents an adjusted compensation ratio that excludes any compensation related to incentive fees generated by hedge funds, a majority of which is passed through to the funds’ investment teams if earned.

A statement of JMP Group’s compensation ratio for the quarter ended March 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended
($ in thousands)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014

Compensation Ratios
Adjusted net revenues	$37,597	$41,416	$43,795

Compensation and benefits	$27,064	$25,910	$31,376
Subtract/(add back):
Compensation expense – stock options and SARs	674	509	395
Compensation expense – RSUs	407	1,181	853
Compensation expense – net deferred compensation	1,069	(2,004)	(597)
Unrealized mark-to-market gain – deferred compensation	(195)	321	70
Compensation expense – non-controlling interest	267	(289)	322
Adjusted compensation and benefits	24,842	26,192	30,333
Subtract:
Compensation expense – strategic initiatives	-	(850)	610
Adjusted compensation and benefits, excluding strategic initiatives	$24,842	$27,042	$29,723

Adjusted ratio of compensation expense to revenues	66.1%	63.2%	69.3%
Adjusted ratio of compensation expense to revenues, excluding strategic initiatives	66.1%	65.3%	67.9%

Compensation Ratios Excluding Hedge Fund Incentive Fees
Adjusted net revenues	$37,597	$41,416	$43,795
Subtract:
Compensation expense – hedge fund incentive fees	68	5,477	2,445
Adjusted net revenues, excluding hedge fund incentive fees	$37,529	$35,939	$41,350

Adjusted compensation and benefits, excluding strategic initiatives	$24,842	$27,042	$29,723
Subtract:
Compensation expense – hedge fund incentive fees	68	5,477	2,445
Adjusted compensation and benefits, excluding strategic initiatives and hedge fund incentive fees	$24,774	$21,565	$27,278

Adjusted ratio of compensation expense to revenues, excluding strategic initiatives and hedge fund incentive fees	66.0%	60.0%	66.0%

Company management has utilized compensation ratios, adjusted in the manners described above, to assess JMP Group’s personnel expenses as they relate to its revenues for the periods presented. Management believes that adjusted compensation ratios provide useful information by including or excluding certain expenses as a means of representing the company’s ongoing personnel costs resulting from its core business activities. Management also believes that compensation ratios are useful measures because they allow and facilitate meaningful comparisons of the company’s personnel expenses in a given period to those in prior and future periods.

Operating Net Income
Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (iv) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options;
  net deferred compensation, which consists of (a) deferred compensation awarded at year-end 2012 and 2013 and reflected in operating net income for 2012 and 2013, though recognized as a GAAP expense in 2013, 2014 and 2015, less (b) compensation awarded at year-end 2013 and year-end 2014 and deferred into 2014, 2015 and 2016;
  the non-specific, non-cash loan loss provision recorded with regard to loans acquired during the period by JMP Credit Advisors CLO II and JMP Credit Advisors III, which is required by GAAP;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended March 31, 2015, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014

Net income attributable to JMP Group LLC	($1,892)	$4,664	$3,998

Add back:
Income tax expense	7,000	2,409	1,696
Income before taxes	5,108	7,073	5,694

Add back/(subtract):
Compensation expense – stock options and SARs	674	509	395
Compensation expense – RSUs	407	1,181	853
Compensation expense – net deferred compensation	1,069	(2,004)	(597)
General loan loss provision – collateralized loan obligations	91	(487)	545
Unrealized mark-to-market loss/(gain) – strategic equity investments and warrants	(1,020)	1,073	174
Operating income before taxes	6,329	7,345	7,064

Income tax expense	1,198	2,792	2,684
Operating net income	$5,131	$4,553	$4,380

Operating net income per share:
Basic	$0.24	$0.22	$0.20
Diluted (1)	$0.23	$0.20	$0.19

Weighted average shares outstanding:
Basic	21,216	20,716	21,820
Diluted (1)	22,218	22,502	22,806
(1)

In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, diluted EPS for the quarter ended March 31, 2015, was calculated using the weighted average number of basic shares outstanding, instead of diluted shares outstanding, because the company had a net loss and was thus required to use the less dilutive share count. The weighted average number of diluted shares outstanding on for the quarter was 22,728,162; given that denominator, operating net income per diluted share would remain $0.23.

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting
In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) reverses the general loan loss provision taken with regard to certain CLOs, (ii) reverses net unrealized gains and losses on strategic equity investments and warrants, (iii) excludes non-controlling interests in other sources of revenue that are consolidated according to GAAP, and (iv) reverses unrealized mark-to-market gains or losses on investments related to deferred compensation. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards and deferred compensation. Expenses derived from non-controlling interests in entities that are consolidated according to GAAP have also been reversed. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed for JMP Group’s taxable subsidiary.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended March 31, 2015, is set forth below.

	Quarter Ended March 31, 2015
			Corporate		Net
	Broker-	Asset	Credit	Operating	Corporate	Elimin-	JMP
(in thousands, except per share amounts)	Dealer	Mgmt.	Mgmt.	Platforms	Income	ations	Group

Revenues:
Investment banking	$20,694	-	-	$20,694	-	-	$20,694
Brokerage	6,065	-	-	6,065	-	-	6,065
Asset management-related fees	-	$5,000	$1,370	6,370	-	($1,462)	4,908
Principal transactions	-	-	-	-	$2,918	-	2,918
Gain on sale and payoff of loans	-	-	-	-	(390)	-	(390)
Net dividend income	-	-	-	-	191	-	191
Net interest income	-	-	-	-	3,209	-	3,209
Provision for loan losses	-	-	-	-	2	-	2
Adjusted net revenues	26,759	5,000	1,370	33,129	5,930	(1,462)	37,597

Expenses:
Non-interest expense/(income)	22,200	4,755	1,022	27,977	4,753	(1,462)	31,268
Operating income before taxes	4,559	245	348	5,152	1,177	-	6,329

Income tax expense/(benefit)	1,732	93	132	1,957	(759)	-	1,198
Operating net income	$2,827	$152	$216	$3,195	$1,936	-	$5,131

Operating net income per share:
Basic	$0.13	$0.01	$0.01	$0.15	$0.09	-	$0.24
Diluted (1)	$0.13	$0.01	$0.01	$0.14	$0.09	-	$0.23
(1)	In 2013 and the first quarter of 2014, JMP Group issued restricted share units, or RSUs, bearing non-forfeitable distribution equivalent rights. GAAP requires RSUs with non-forfeitable distribution equivalent rights to be included in the diluted share count (without applying the treasury method). Management presents a non-GAAP diluted share count for the period, in keeping with the presentation for quarters not impacted by this GAAP requirement for such RSUs. The non-GAAP diluted share count reflects the impact of such RSUs under the treasury method, which is consistent with the calculation of the dilutive impact of all other RSUs outstanding. On a GAAP basis, diluted EPS for the quarter ended March 31, 2015, was calculated using the weighted average number of basic shares outstanding, instead of diluted shares outstanding, because the company had a net loss and was thus required to use the less dilutive share count. The weighted average number of diluted shares outstanding on for the quarter was 22,728,162; given that denominator, operating net income per diluted share would remain $0.23.

Book Value per Share
At March 31, 2015, JMP Group’s book value per share was $6.14, as set forth below.

(in thousands, except per share amounts)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014

Shareholders' equity	$130,431	$132,597	$130,373

Book value per share	$6.14	$6.25	$5.97

Basic shares outstanding	21,229	21,216	21,833

Quarterly operating ROE (1)	15.6%	13.5%	13.6%
LTM operating ROE (1)	12.9%	12.4%	11.4%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity.

Share Repurchase Activity
JMP Group did not repurchase any of its common shares during the quarter. At March 31, 2015, approximately 0.6 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results
Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2014, as filed with the U.S. Securities and Exchange Commission on March 13, 2015, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2014, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call
JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Friday, April 24, 2015. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 32727130.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group
JMP Group LLC is an investment banking and asset management firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund and other investment activities though Harvest Capital Strategies; the underwriting and management of investments in senior secured debt through JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company that finances small and midsized businesses, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)
(in thousands)	Mar. 31, 2015	Dec. 31, 2014

Assets

Cash and cash equivalents	$49,337	$101,362
Restricted cash and deposits	75,164	67,102
Marketable securities owned, at fair value	36,952	29,466
Other investments	87,930	208,947
Loans held for investment, net of allowance for loan losses	1,952	1,997
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	1,031,613	1,038,848
Deferred tax assets	11,509	10,570
Other assets	44,554	57,900
Total assets	$1,339,011	$1,516,192

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$17,677	$15,048
Accrued compensation	10,853	54,739
Asset-backed securities issued	995,046	1,001,137
Bond payable	94,300	94,300
Deferred tax liability	21,129	19,161
Other liabilities	39,274	42,878
Total liabilities	1,178,279	1,227,263

Stockholders' Equity:
Total JMP Group Inc. shareholders' equity	130,431	132,597
Non-redeemable non-controlling interest	30,301	156,332
Total equity	160,732	288,929
Total liabilities and shareholders' equity	$1,339,011	$1,516,192

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2015	Mar. 31, 2014

Revenues:
Investment banking	$20,694	$25,053
Brokerage	6,065	6,656
Asset management fees	4,662	5,544
Principal transactions	3,744	(3,693)
Gain/(loss) on sale, payoff and mark-to-market of loans	(578)	380
Net dividend income	191	235
Other income	740	222
Non-interest revenues	35,518	34,397

Interest income	12,777	8,588
Interest expense	(7,288)	(4,828)
Net interest income	5,489	3,760

Provision for loan losses	(57)	(497)
Total net revenues	40,950	37,660

Non-interest expenses:
Compensation and benefits	27,064	31,376
Administration	1,692	1,722
Brokerage, clearing and exchange fees	798	925
Travel and business development	938	851
Communications and technology	970	948
Occupancy	813	825
Professional fees	974	807
Depreciation	226	227
Other	530	212
Total non-interest expense	34,005	37,893

Net income/(loss) before income tax expense	6,945	(233)
Income tax expense	7,000	1,696
Net income/(loss)	(55)	(1,929)
Less: Net income/(loss) attributable to non-redeemable non-controlling interests	1,837	(5,927)
Net income/(loss) attributable to JMP Group LLC	($1,892)	$3,998

Net income/(loss) attributable to JMP Group LLC per share:
Basic	($0.09)	$0.17
Diluted	($0.09)	$0.17

Weighted average common shares outstanding:
Basic	21,216	21,820
Diluted	21,216	23,612

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations Contacts
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
or
Zach Leibowitz, 212-704-7385
zach@dukaspr.com